Exhibit 10.3

Loan Agreement Certification

(1) Loan Amount	50,000,000 JPY
(2) Use	Long-term Working Capital
(3) Due Date	2021/6/30
(4) Repayment	The 1st repayment is on 2016/8/31. After the day, repayment will be made on the last day of each month with 840,000 JPY installments and the balance will be paid off by the deadline.
(5) Rate	1.10% per year
(6) Interest Payment Method and Period	After July 31, 2016 as the first payment, the previous month's payment will be deferred on the last day of every month.
(7) Interest Rate when Conditions are Violated	2.00% per year
(8) Other Contract Terms

June 30, 2016

Address:	1-9-4, Ote-Cho, Tiyoda-Ku, Tokyo
The Bank:	Japan Finance Corporation
41-1, Senzunakacho, Adachi-ku, Tokyo,
Senzun Branch.
Manager
Small and medium-sized enterprise business supervisor: /s/ Isono Kazuhiko

Yoshitsu Co., Ltd

Representative Director: /s/ Mei Kanayama